UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 23, 2010, Silicon Graphics International Corp., a Delaware corporation, (“SGI”) completed its acquisition of substantially all the assets (the “Transferred Assets”) of Copan Systems, Inc., a Delaware corporation (“Copan”) in a private foreclosure sale in accordance with the terms of a Secured Creditor Asset Purchase Agreement, dated February 22, 2010, by and among SGI and Silicon Valley Bank (“SVB”) and with the consent and acknowledgement of Eric N. Grothe, as the receiver of Copan. The Transferred Assets include intellectual property, Copan’s rights under certain contracts and specific fixed assets. In consideration for the Transferred Assets, SGI paid SVB approximately $2,000,000 in cash and assumed certain specified liabilities.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than May 7, 2010.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than May 7, 2010.

(d) Exhibits.

Exhibit Number	Description

2.5*	Secured Creditor Asset Purchase Agreement, by and between Silicon Valley Bank and Silicon Graphics International Corp., dated as of February 23, 2010.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: March 1, 2010	By:	/S/ JAMES WHEAT
James D. Wheat
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

2.5*	Secured Creditor Asset Purchase Agreement, by and between Silicon Valley Bank and Silicon Graphics International Corp., dated as of February 23, 2010.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.